Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor — (212) 554-5470
(615) 771-7575	John McNamara — (212) 554-5485
Advocat Announces 2007 Second Quarter Results
Completion of Acquisition Expected on August 10, 2007
BRENTWOOD, Tenn., (August 8, 2007) — Advocat Inc. (NASDAQ: AVCA) today announced its results for the second quarter and six months ended June 30, 2007.
The Company’s recently announced acquisition of the leasehold interests and operations of seven skilled nursing facilities in Texas and the related financing is expected to occur on August 10, 2007.
Income Statement Highlights for the Second Quarter 2007
Net income from continuing operations was $4.3 million and $0.68 per diluted common share, compared to $3.7 million and $0.55 per diluted common share for the second quarter in 2006. The major items affecting net income comparability, listed below, contributed a net increase of approximately $0.5 million. These items included:
•	Non-cash stock-based compensation expense of $0.2 million in the second quarter of 2007 compared to expense of $5.0 million in 2006 for a total decrease in non-cash expense of $4.8 million.

•	An income tax provision of $2.7 million in the second quarter of 2007 compared to a tax benefit of $0.4 million in 2006 for a total increase in income tax expense of $3.1 million.

•	A net benefit from professional liability of $3.4 million in the second quarter of 2007 versus a net benefit of $4.0 million in 2006, a decrease in the non-cash benefit of approximately $0.6 million.

•	An increase in non-cash rent expense of approximately $0.6 million.
Funds Provided From Operations
Funds provided from operations in the second quarter of 2007 were $3.6 million versus $4.7 million in the second quarter of 2006 and $2.9 million in the first quarter of 2007. Major items affecting funds from operations in 2007 include cash payments for professional liability claims, which were approximately $0.5 million higher than the second quarter of 2006, and the accrual for current income tax expense, which was approximately $0.3 million higher than the second quarter of 2006. Funds from operations is a non-GAAP measurement. A reconciliation of funds from operations to net income is included in the financial tables accompanying this press release.
Other Highlights for the Second Quarter of 2007
•	Revenue of $55.4 million, up 3.7% from $53.4 million.

•	Average occupancy rate was 78.6% in the second quarter of 2007, compared to 78.7% in the second quarter of 2006.

•	Medicare days as a percent of total census decreased to 14.1% from 14.3% in the second quarter of 2006.

•	Medicare Part A average revenue per day increased to $344.48 from $323.46, an increase of 6.5%.

•	Medicaid average revenue per day increased to $137.75 from $132.48, an increase of 4.0%.

•	Working capital increased to $12.4 million at June 30, 2007, compared to $8.2 million at December 31, 2006.

•	Debt was reduced by $2.7 million compared to December 31, 2006.

•	Shareholders’ equity increased to $9.6 million at June 30, 2007, compared to $3.8 million at December 31, 2006.
Major operating expense items affecting 2007 financial results compared to 2006 were:
•	Employee wages increased by $1.1 million, or 4.5%.

•	Employee health insurance costs increased by $0.2 million, or 16%.

•	Bad debt expense decreased by $0.3 million.
As a result of the previously announced termination of operations at a leased facility in Arkansas, the Company has reclassified its 2007 and prior period financial statements to include the results for this facility in discontinued operations.
Facility Renovation Update
Five facilities were renovated before the beginning of the second quarter 2007. Second quarter 2007 results for these facilities compared to the second quarter of 2006 results were:
•	Average occupancy increased to 68.4% from 63.0%.

•	Medicare census as a percent of total increased to 13.8% from 13.1%.
Two more renovations have been completed since the start of the second quarter of 2007, bringing the total number of completed renovation projects to seven. The Company has begun two additional renovations, which are expected to be completed in the fourth quarter of 2007 and first quarter of 2008, and is currently reviewing plans for an additional renovation, expected to be completed by the second quarter of 2008. The facilities selected for the initial projects were facilities with the most potential for improvement, and these results may not be indicative of results for future projects.
Revenue and Income Highlights for Six Months
Revenue increased to $110.0 million in the first half of 2007 from $106.1 million in 2006, an increase of 3.7%.
Income from continuing operations before income taxes was $9.2 million in the first half of 2007 compared to $9.3 million in 2006. Professional liability expense in 2007 resulted in a benefit of $3.0 million compared to a benefit of $6.3 million in 2006. The provision for income taxes was $3.6 million in 2007 compared to a benefit for income taxes of $1.1 million in 2006. As a result, net income from continuing operations declined to $5.6 million in the first half of 2007 from $10.4 million in 2006. The diluted income per common share from continuing operations was $0.89 in 2007 as compared to $1.58 in 2006.
CEO Remarks
William R. Council, III, President and CEO of Advocat, commented, “We are gratified with operational performance in the second quarter. Our total occupancy increased to 78.6% from

78.3% in the first quarter. Our Medicare and Medicaid revenues per day increased by 6.5% and 4.0%, respectively, over the prior year, reflecting the Company’s ability to provide care to patients with higher acuity levels. Our Medicare revenues as a percent of total revenues increased to 31.4% in 2007 compared to 31.2% in 2006. Costs were contained and on budget.
“Our renovation program at selected facilities and marketing strategies are contributing to occupancy improvements. Five of our six regions are achieving over 85% occupancy rates based on available beds and two regions exceed 90%. Our marketing efforts geared toward attracting the Medicare patient needing additional skilled care and rehabilitation before going home from the hospital are very important. These patients drive our Medicare room and board revenues as well as ancillary services revenue. We are pleased with the overall trend in Medicare utilization and average revenues per day that result from our expertise in caring for these patients.”
Mr. Council went on to note, “I am also happy that we were able to deliver an acquisition that meets the targets we set out in our strategic goals. The acquisition of the seven facilities in Texas fits squarely in the parameters we have previously announced for acquisition candidates: an accretive transaction at an attractive price and a cluster of facilities located within our geographic footprint. I look forward to successfully integrating these operations and continuing the search for further opportunities.”
Guidance
The Company’s previously issued guidance does not include results of the recently announced acquisition of seven facilities in Texas. Because of this transaction, Advocat is withdrawing this guidance.
Conference Call Information
A conference call has been scheduled for Thursday, August 9, 2007 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss 2007 second quarter results.
The conference call information is as follows:

Date:	Thursday, August 9, 2007
Time:	9:00 A.M. Central, 10:00 A.M. Eastern
Webcast Links:	www.streetevents.com
www.earnings.com
www.irinfo.com/avc

Dial in numbers:	(866) 314-9013 (domestic) or (617) 213-8053 (international)
Passcode:	39686209
A replay of the conference call will be accessible two hours after its completion through August 16, 2007 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering passcode 60791545.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this report. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to complete the acquisition of the seven skilled nursing facilities from Senior Management Services of America North Texas, Inc. and to obtain the financing from LaSalle Bank NA on the terms anticipated, our ability to integrate the acquired nursing homes into our business and achieve the anticipated cost savings, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 42 skilled nursing centers containing 4,405 licensed nursing beds, primarily in the Southeast. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$13,046	$12,344
Receivables, net	17,379	16,902
Deferred income taxes	2,719	1,785
Other current assets	6,120	6,759

Total current assets	39,264	37,790

Property and equipment, net	29,652	28,773
Deferred income taxes	18,224	21,849
Note receivable, net	4,536	4,758
Other assets, net	3,104	3,731

TOTAL ASSETS	$94,780	$96,901

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Short-term debt and current portion of long-term debt and settlement promissory notes	$6,314	$7,249
Trade accounts payable	4,144	4,566
Accrued expenses:
Payroll and employee benefits	8,301	9,363
Current portion of self-insurance reserves	4,102	4,838
Other current liabilities	4,013	3,600

Total current liabilities	26,874	29,616
Noncurrent Liabilities
Long-term debt and settlement promissory notes, less current portion	22,544	24,267
Self-insurance reserves, less current portion	17,789	22,159
Other noncurrent liabilities	7,544	5,733

Total noncurrent liabilities	47,877	52,159

PREFERRED STOCK	10,439	11,289

SHAREHOLDERS’ EQUITY	9,590	3,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$94,780	$96,901

ADVOCAT INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
PATIENT REVENUES, NET	$55,381	$53,423	$109,973	$106,070

EXPENSES:
Operating	41,896	40,188	83,636	80,278
Lease	4,611	3,828	9,207	7,653
Professional liability	(3,378)	(3,982)	(2,955)	(6,258)
General and administrative	4,017	3,716	8,095	7,197
Stock-based compensation	190	5,012	259	5,012
Depreciation	932	917	1,841	1,852

	48,268	49,679	100,083	95,734

OPERATING INCOME	7,113	3,744	9,890	10,336

OTHER INCOME (EXPENSE):
Foreign currency transaction gain	366	249	413	240
Other income	—	—	—	207
Interest income	256	165	507	348
Interest expense	(776)	(877)	(1,592)	(1,876)

	(154)	(463)	(672)	(1,081)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,959	3,281	9,218	9,255
PROVISION (BENEFIT) FOR INCOME TAXES	2,698	(387)	3,577	(1,116)

NET INCOME FROM CONTINUING OPERATIONS	4,261	3,668	5,641	10,371
DISCONTINUED OPERATIONS:
Operating loss, net of tax provision (benefit) of $(11), $0, $0, and $0, respectively	(17)	(94)	(1)	(114)
Loss on sale, net of tax provision of $0, $0, $(23), and $0, respectively	0	(128)	(35)	(120)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(17)	(222)	(36)	(234)

NET INCOME	4,244	3,446	5,605	10,137
PREFERRED STOCK DIVIDENDS	86	85	172	168

NET INCOME FOR COMMON STOCK	$4,158	$3,361	$5,433	$9,969

NET INCOME PER COMMON SHARE:
Per common share — basic
Income from continuing operations	$0.71	$0.62	$0.93	$1.78
Loss from discontinued operations	—	(0.04)	—	(.04)

	$0.71	$0.58	$0.93	$1.74

Per common share — diluted
Income from continuing operations	$0.68	$0.55	$0.89	$1.58
Loss from discontinued operations	—	(.03)	—	(.04)

	$0.68	$0.52	$0.89	$1.54

WEIGHTED AVERAGE COMMON SHARES:
Basic	5,874	5,746	5,872	5,743

Diluted	6,131	6,596	6,128	6,544

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
NET INCOME	$4,244	$3,446	$5,605	$10,137
Loss from discontinued operations	(17)	(222)	(36)	(234)

Net income from continuing operations	4,261	3,668	5,641	10,371
Adjustments to reconcile net income from continuing operations to funds provided by operations:
Depreciation	932	917	1,841	1,852
Provision for doubtful accounts	302	582	412	921
Deferred income tax provision (benefit)	2,341	(445)	2,691	(1,223)
Benefit from self-insured professional liability, net of cash payments	(4,648)	(4,769)	(5,120)	(7,744)
Stock-based compensation	190	5,012	259	5,012
Amortization of deferred balances	67	36	136	87
Provision for leases in excess of cash payments	584	3	1,167	11
Other	(405)	(304)	(482)	(567)

FUNDS PROVIDED BY OPERATIONS	$3,624	$4,700	$6,545	$8,720

Reconciliation of funds provided by operations to cash flow from operating activities:
Funds provided by Operations	$3,624	$4,700	$6,545	$8,720
Changes in other assets and liabilities affecting operating activities:
Receivables, net	(1,644)	(580)	(889)	(257)
Prepaid expenses and other assets	(369)	146	368	(67)
Trade accounts payable and accrued expenses	193	(161)	(1,339)	(2,041)

Net cash provided by operating activities of continuing operations	$1,804	$4,105	$4,685	$6,355

Advocat provides financial measures using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. Funds from Operations is defined as cash flow from operating activities before changes in other assets and liabilities affecting operating activities. Management believes that funds from operations is an important measurement of the Company’s performance because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges. Since the definition of Funds from Operations may vary among companies and industries, it should not be used as a measure of performance among companies.

ADVOCAT INC.
SELECTED OPERATING STATISTICS
JUNE 30, 2007
(Unaudited)

			For the Three Months Ended June 30, 2007
								Medicare	Medicaid
								Room and	Room and
			Skilled				Q2	Board	Board
	As of		Nursing	Occupancy			2007	Revenue	Revenue
	June 30, 2007		Average	(Note 1)			Revenue	PPD	PPD
	Licensed	Available	Daily	Licensed	Available	Medicare	($ in millions)	Q2 2007	Q2 2007
Region	Beds	Beds	Census	Beds	Beds	Utilization	(Note 2)	(Note 3)	(Note 3)
Alabama	711	699	598	84.1%	85.6%	13.3%	$9.9	$338.45	$143.73
Arkansas	1,311	1,156	866	66.1%	74.9%	14.2%	12.6	317.31	128.94
Florida	502	460	420	83.7%	91.3%	10.6%	7.3	367.08	159.58
Kentucky (Note 4)	775	742	693	89.5%	93.4%	13.6%	12.5	367.25	156.17
Tennessee	617	586	501	81.2%	85.5%	16.7%	7.7	359.66	123.21
Texas	489	440	383	78.4%	87.1%	16.6%	5.2	335.96	103.73

Total	4,405	4,083	3,462	78.6%	84.8%	14.1%	$55.2	$344.48	$137.75

Note 1:	The number of “Licensed beds” is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed beds. The number of “Available Beds” represents “licensed beds” less beds removed from service. “Available beds” is subject to change based upon the needs of the facilities, including configuration of patient rooms and offices, status of beds (private, semi-private, ward, etc.) and renovations.
Note 2:	Total revenue for regions excludes approximately $0.2 million of ancillary services revenue
Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.
Note 4:	The Kentucky region includes nursing centers in Kentucky, West Virginia and Ohio.
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